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                                                                      EXHIBIT 21
               SUBSIDIARIES OF SAMSONITE CORPORATION (Delaware)



Samsonite Europe N.V.                             Belgium
     Samsonite S.A.                               France
     Samsonite Limited                            United Kingdom
     Samsonite B.V.                               Netherlands
     Samsonite Ges.m.b.H.                         Austria
     Samsonite GmbH                               Germany
     Samsonite Hungaria Borond KFT                Hungary
     Samsonite Finanziaria S.r.l.                 Italy
          Samsonite SpA                           Italy
     Samsonite Espana S.A.                        Spain
     Samsonite AB (Aktiebolag)                    Sweden
     Samsonite A/S                                Denmark
     Samsonite AG                                 Switzerland
     Samsonite Slovakia S.r.o.                    Slovakia
     Samsonite Sp. z o.o.                         Poland
     Samsonite Finland Oy                         Finland
     Samsonite CZ spol. s.r.o.                    Czech Republic
     Samsonite Mauritius Limited                  Mauritius
          Samsonite India Limited                 India
     Samsonite Singapore Pte Ltd                  Singapore
     Samsonite Asia Limited                       Hong Kong
          Samsonite Hong Kong Limited             Hong Kong
     Samsonite Korea Limited                      Korea

Samsonite Latinoamerica, S.A. de C.V.             Mexico
     Samsonite Mexico, S.A. de C.V.               Mexico
Samsonite Comercio E Participacoes Ltda.          Brazil
     Samsonite Industrial E Comercial Ltda.       Brazil
Samsonite Canada Inc.                             Canada
Samson S.A. de C.V.                               Mexico
Samsonite Mercosur Limited                        Bahamas
     Samsonite Brasil Ltda.                       Brazil
     Samsonite Argentina, S.A.                    Argentina
     Lonberg Express, S.A.                        Uruguay

Samsonite Company Stores, Inc.                    Indiana
Samsonite Pacific Ltd.                            Colorado
Direct Marketing Ventures, Inc.                   Colorado
Samsonite Holdings Inc.                           Delaware

Astrum R.E. Corp.                                 Delaware

McGregor II, LLC                                  Delaware
    Hortex Incorporated                           Texas
    McGregor China Corp.                          Delaware
Jody Apparel II, LLC                              Delaware
WMI II, LLC                                       Delaware